ASSIGNMENT OF MEMBERSHIP INTEREST


     ASSIGNMENT, dated as of October 1, 2000, by SX Advisors, LLC, a Delaware limited liability company ("Assignor") to Wellsford Fordham Tower, LLC, a Delaware limited liability company ("Assignee").

     WHEREAS, Assignor is a member with a 51% membership interest in Creamer Vitale Wellsford, LLC a Delaware limited liability company (the "Company");

     WHEREAS, Assignor desires to assign to Assignee its entire membership interest in the Company and Assignee desires to acquire such interest.

     NOW THEREFORE, for $200,000 (the "Purchase Price") and other good and valuable consideration, the receipt of which is hereby acknowledged, Assignor does hereby assign unto Assignee all of its right, title and interest as a member in and to the Company;

     TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns forever;

     AND Assignee hereby accepts said interest and agrees to pay the Purchase Price on the date hereof one-half to Michael J. Vitale ("Vitale") and one-half to Frank G. Creamer, Jr. ("Creamer"), Vitale and Creamer constituting all of the members of Assignor.

                             Exhibit 10.103 Page 1
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     IN WITNESS WHEREOF,  Assignor and Assignee have executed this instrument as of the date and year first above written.

                         ASSIGNOR:

                         SX ADVISORS, LLC


                         By:  /s/ Michael J. Vitale
                              ---------------------
                         Name:  Michael J. Vitale
                         Title:  Managing Director


                         ASSIGNEE:

                         WELLSFORD FORDHAM TOWER, LLC

                         By:  /s/ James J. Burns
                              ------------------
                         Name:  James J. Burns
                         Title:  Wellsford Capital Member

                             Exhibit 10.103 Page 2
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